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                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 28, 1994

                                    BETWEEN

                       DIAMOND SHAMROCK OFFSHORE PARTNERS
                              LIMITED PARTNERSHIP

                                      AND

                           MERIDIAN OFFSHORE COMPANY

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                               TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER.............................................................     1
Background...............................................................................     1
ARTICLE I THE MERGER.....................................................................     1
  SECTION 1.01 The Merger................................................................     1
  SECTION 1.02 Effective Time............................................................     2
  SECTION 1.03 Effects of the Merger.....................................................     2
  SECTION 1.04 Certificate of Incorporation and By-Laws..................................     2
  SECTION 1.05 Directors and Officers....................................................     2
  SECTION 1.06 Conversion of Units.......................................................     2
  SECTION 1.07 Closing...................................................................     3
ARTICLE II EXCHANGE OF UNITS.............................................................     3
  SECTION 2.01 Exchange of Certificates..................................................     3
  SECTION 2.02 Distribution..............................................................     4
ARTICLE III CONDITIONS TO CONSUMMATION OF THE MERGER.....................................     4
  SECTION 3.01 Conditions to Each Party's Obligation to Effect the Merger................     5
ARTICLE IV MISCELLANEOUS.................................................................     5
  SECTION 4.01 Amendment.................................................................     5
  SECTION 4.02 Entire Agreement; Assignment..............................................     5
  SECTION 4.03 Validity..................................................................     5
  SECTION 4.04 Governing Law.............................................................     5
  SECTION 4.05 Descriptive Headings......................................................     6
  SECTION 4.06 Parties in Interest.......................................................     6
  SECTION 4.07 Counterparts..............................................................     6

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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of April 28, 1994 (the "Agreement"), between DIAMOND SHAMROCK OFFSHORE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"), and MERIDIAN OFFSHORE COMPANY, a Delaware corporation (the "Company").

                                   BACKGROUND

     The Board of Directors of the Company has approved on behalf of the Company, and the Company, in its capacity as managing general partner of the Partnership, has approved on behalf of the Partnership, upon the terms and subject to the conditions set forth in this Agreement, the merger of the Partnership into the Company (the "Merger"), whereby each outstanding LP Unit (as defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement")) not owned by the Company or any of its affiliates will be converted into the right to receive the Merger Consideration (as hereinafter defined). The Company, as the holder of a .99% managing general partnership interest in the Partnership and 64,163,885 LP Units, and Meridian Offshore Acquisition Company, as the holder of a .01% special general partnership interest in the Partnership, have both executed a written consent approving the Merger.

     Now, therefore, the Partnership and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), the Partnership shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article III. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Delaware, and the separate existence of the Partnership shall cease. At the election of the Company, any direct or indirect wholly-owned subsidiary of Meridian Oil Holding Inc. ("Parent") may be substituted for the Company as a constituent party in the Merger.

     SECTION 1.02 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article III, the Merger shall be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any case, the "Certificate of Merger") in accordance with the DGCL and the DRULPA. The Merger shall become effective at such time as the Certificate of Merger is duly filed, or at such other time as the Partnership and the Company shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 1.03 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.04 Certificate of Incorporation and By-Laws. The Certificate of Incorporation and the By-Laws of the Company shall be the certificate of incorporation and by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.05 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.
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     SECTION 1.06  Conversion of Units. At the Effective Time, by virtue of the
Merger and without any action on the part of the Partnership, the Company or the holders of any of the following securities:

          (a) each partnership interest in the Partnership held by the Company or any affiliate of the Company shall be cancelled and retired and shall cease to exist, and no payment or consideration shall be made with respect thereto;

          (b) each issued and outstanding LP Unit, other than LP Units included in the partnership interests referred to in paragraph (a) above shall be converted into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to $4.485 per LP Unit (the "Merger Consideration"). At the Effective Time, all such LP Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such LP Unit shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest; and

          (c) each issued and outstanding share of capital stock of the Company shall remain outstanding and shall represent one fully paid and nonassessable share of common stock, par value $.01, of the Surviving Corporation.

     SECTION 1.07 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article III, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004, unless another date or place is agreed to in writing by the parties hereto.

                                   ARTICLE II

                               EXCHANGE OF UNITS

     SECTION 2.01 Exchange of Certificates. (a) Prior to the Effective Time, the Company shall appoint a bank or trust company to act as disbursing agent (the "Disbursing Agent") for the payment of Merger Consideration upon surrender of certificates representing the LP Units. Parent will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company, and shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of the holders of LP Units cash in an aggregate amount necessary to make the payments pursuant to Section 1.06 to holders of LP Units (such amounts being hereinafter referred to as the "Exchange Fund"). The Disbursing Agent shall, pursuant to irrevocable instructions, make the payments provided for in the preceding sentence out of the Exchange Fund. The Disbursing Agent shall invest portions of the Exchange Fund as the Company directs, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $100 million. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

     (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each person who was a record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Depositary Units (as defined in the Partnership Agreement) representing LP Units (the "Certificates"), and whose LP Units were converted into the right to receive Merger Consideration pursuant to Section 1.06, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificate in exchange for payment of the Merger Consideration. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid in exchange therefor cash in an amount equal to the product of the number of LP Units represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other

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than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.01, each Certificate (other than Certificates representing LP Units owned by the Company or any affiliate of the Company shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of LP Units represented by such Certificate, without any interest thereon.

     (c) At and after the Effective Time, there shall be no registration of transfers of LP Units and the Partnership shall instruct the depositary for the Depositary Units not to register transfers of the Depositary Units which were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of LP Units outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such LP Units except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the LP Units previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, such Certificates shall be cancelled and exchanged for cash as provided in this Article II.

     (d) At any time more than one year after the Effective Time, the Surviving Corporation shall be entitled to require the Disbursing Agent to deliver to it any funds which had been made available to the Disbursing Agent and not disbursed in exchange for Certificates (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, holders of LP Units shall look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable, without interest, upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Disbursing Agent shall be liable to any holder of an LP Unit for any Merger Consideration delivered in respect of such LP Unit to a public official pursuant to any abandoned property, escheat or other similar law.

     SECTION 2.02 Distribution. Nothing in this Agreement shall be construed as affecting the rights of holders of LP Units to receive the distribution of $.13 per LP Unit to be paid on June 7, 1994 to holders of record of LP Units as of May 13, 1994.

                                  ARTICLE III

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 3.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

          (a) no statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of prohibiting the consummation of the Merger; provided that each of the parties shall have used its best efforts to prevent the entry of any injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; and

          (b) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, shall have expired or been terminated and a 20-day period shall have elapsed from the date of mailing to holders of LP Units of an information statement with respect to the Merger.

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                                   ARTICLE IV

                                 MISCELLANEOUS

     SECTION 4.01 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     SECTION 4.02 Entire Agreement; Assignment. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any right, interest or obligation under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties.

     SECTION 4.03 Validity. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     SECTION 4.04 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     SECTION 4.05 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 4.06 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 4.07 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officers thereunto duly authorized, all as of the day and year first above written.

                                          DIAMOND SHAMROCK OFFSHORE
                                          PARTNERS LIMITED PARTNERSHIP

                                          By Meridian Offshore Company,
                                             its managing general partner

                                          By   /s/  Randolph P. Mundt
                                             Name:  Randolph P. Mundt
                                             Title: Senior Vice President

                                          MERIDIAN OFFSHORE COMPANY

                                          By   /s/  Gerald J. Schissler
                                             Name:  Gerald J. Schissler
                                             Title: Executive Vice President

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